                                                                  Exhibit 10.32

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT is made as of January 8, 2001 (this "Agreement"), between Net2Phone, Inc., a Delaware corporation (the "Company") and Bruce Shoulson (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company wishes to assure itself of the services of the Executive and the Executive and the Company are willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                  1. Employment

                  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment with the Company, on and subject to the terms and conditions of this Agreement.

                  2. Term

                  Unless earlier terminated pursuant to Section 5 hereof, the period of this Agreement and the Executive's employment hereunder (the "Agreement Term") shall commence as of the date hereof, (the "Effective Date"), and shall expire on the third anniversary of the Effective Date; provided, however that the Agreement Term shall be automatically extended for an additional year on the third anniversary of the Effective Date and on each anniversary of the Effective Date thereafter (each an "Extension Date"), unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

                  3. Position, Authority and Responsibilities

         (a) The Executive shall serve as, and with the title, office and authority of, General Counsel of the Company, and shall report directly to the Office of the President.

         (b) The Executive shall have all of the powers, authority, duties and responsibilities usually incident to the position and office of General Counsel and such duties consistent with such position as may be assigned from time to time by the Office of the President.

         (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from (i) serving on corporate, civic or charitable boards or committees, (ii) delivering lectures, fulfilling charitible engagements or teaching at educational institutions and/or (iii) managing his personal investments, provided that in any such case that such activities do not materially interfere with the Executive's performance of his duties and responsibilities hereunder and do not violate the provisions of Section 10 hereof;

         (d) Salary. The Executive shall perform his duties at the principal offices of the Company located in Newark, New Jersey, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement

                  4. Compensation

                  In consideration of the services rendered by the Executive during the Agreement Term, the Company shall pay or provide the Executive the amounts and benefits set forth below.

                  (a) Salary. The Company shall pay the Executive an initial annual base salary (the "Base Salary") of at least $250,000. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall be reviewed at least annually by the Office of the President for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Agreement Term.

                  (b) Annual Bonus. The Company shall provide the Executive with an opportunity to earn an annual bonus (the "Annual Bonus") equal to at least 25% of the Base Salary for each fiscal year during the Agreement Term beginning with the 2001 fiscal year pursuant to a bonus plan to be established by the Company. The Annual Bonus, if any, shall be paid to the Executive in the first regular pay period of the Company that occurs after the first fiscal quarter of the year that immediately follows the year in which the Annual Bonus was earned, notwithstanding any expiration of this Agreement as of the last day of such year.

                  (c) Equity Incentives.

                  (i) Except as provided in this Agreement, the treatment of options to purchase shares of the Common Stock of the Company ("Common Stock") granted to the Executive prior to the Effective Date under the Company's stock incentive plans shall be governed by the applicable stock option agreements. On the Effective Date, the Executive shall be granted an option (the "Option") to purchase 150,000 shares of the Company's common stock, par value $.01 per share, pursuant to the Stock Option Agreement attached hereto as Exhibit A. The Option shall be granted with an exercise price equal to the current fair market value on the Effective Date. The Executive shall be eligible, from time to time, to receive awards of stock options or other equity incentives, as determined by the Board. Except as otherwise provided herein, the Executive's right to exercise the Option shall become vested as follows, if as of each such date set forth below the Executive is employed by the Company or any of its subsidiaries:

                           (A) 33-1/3% on the first anniversary of the Effective
                  Date, and

                           (B) the remaining portion shall vest on a pro rata
                  basis on the last day of each month for the twenty-four months following the first anniversary of the Effective Date.

                           (C) At the end of the initial Agreement Term or upon
                  the sooner of the termination of this agreement by reason of
                  (i) death or disability of Executive, (ii) the termination of this Agreement by the Company "other than for Cause" or (iii) the termination of this Agreement by reason of the Executive's "Resignation for Good Reason", the Company shall promptly pay to the Executive the excess of $1,600,000 ("Guaranteed Value") over the sum of (x) fair market value of the Common Stock subject to unexercised Options (less the aggregate exercise price of such unexercised Options) plus (y) the fair market value of the Common Stock previously acquired by the Executive upon the exercise of his Options measured as of the date of exercise (less the aggregate exercise price of such exercised Options).

                  The Guaranteed Value shall be reduced by the total Opportunity Value of the Common Stock represented by the unexercised vested Options on the respective Valuation Dates. Opportunity Value shall mean the average closing sales price of the Common Stock as quoted on NASDAQ (or on the New York of American Stock Exchange if the Common Stock shall be listed on one of such Exchanges) for the 20 trading days immediately preceding a Valuation Date, less the exercise price for the Executive's Options to purchase such Common Stock. For purposes of the Agreement, the Valuation dates under this Agreement shall be January 7, 2002, January 7, 2003 and January 7, 2004, and the number of shares of Common Stock to be valued on a Valuation Date shall be equal only to the number of shares of Common Stock subject to the unexercised Options which became vested during the 12 month period immediately prior to a Valuation Date. There shall be no reduction in Guaranteed Value to the extent Executive would have been legally prevented from selling, during the 20 trading days immediately preceding a Valuation Date, shares of Common Stock acquired upon the exercise of Options which became vested during the immediately preceding 12 months.

                  (d) Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or other arrangements of the Company in which other senior executives of the Company are generally eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans, except to the extent that a separate arrangement is implemented for the Executive on terms no less favorable than as provided to the other senior executives agreed to by the Executive that is intended to replace any such general arrangement. Without limiting the generality of the foregoing,
(i) the Company shall continue to provide the Executive with life insurance coverage with a death benefit that is not less than the amount as is in effect as of the Effective Date and (ii) the Company shall provide the executive with disability insurance coverage consistent with the disability insurance coverage provided to senior executives of other companies in the same industry as the Company.

                 (e) Fringe Benefits and Perquisites. The Executive shall be entitled to all fringe benefits and perquisites that are generally made available to senior executives of the Company from time to time on the same basis as is made available to such other executives. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

                  (ii) executive offices and support staff appropriate to the Executive's position;

                  (iii) prompt reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement in accordance with the Company's normal practices and procedures, including professional association dues upon proper accounting therefor;

                  (iv) paid vacation during each calendar year, to be taken in an amount equal to and in accordance with the Company's vacation policy for senior executives;

                  (v) an automobile allowance consistent with the automobile allowance policy for the Company's senior executive officers; and

                  (vi) such other fringe benefits as the Executive and the Board may mutually agree from time to time.

                  5. Termination of Employment

                  The Agreement Term and the Executive's employment hereunder shall be terminated upon the happening of any of the following events:

                  (a) Termination for Cause. The Company may terminate the Agreement Term and the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) conviction of the Executive, by a court of competent jurisdiction, of, or Executive's plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof;

                  (ii) misappropriation by the Executive of the Company's finds; or

                  (iii) the commission by the Executive of an act of proven fraud with respect to the Company.

         Notwithstanding the foregoing, in no event shall the Company be considered to have terminated the Executive's employment for "Cause" unless and until (i) the Executive receives written notice from the Office of the President, the CEO or the Board identifying in reasonable detail the acts or omissions constituting such "Cause" and the provision of this Agreement relied upon by the Company for such termination and (ii) such acts or omissions are not cured by the Executive within 30 days of the Executive's receipt of such notice.

                  (b) Termination other than for Cause. The Office of the President, the Board or the CEO shall have the right to terminate the Agreement Term and the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

                  (c) Resignation for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) any action by the Company that results in a diminution of the Executive's authority or responsibilities;

                  (ii) any adverse modification of the Executive's positions, titles or reporting reLationships;

                  (iii) any failure by the Company to comply with the compensation and benefits provisions of Section 4 hereof or any other material breach of this Agreement by the Company;

                  (iv) the relocation, without the Executive's written consent, of the Executive's principal office from Newark, New Jersey; or

                  (v) any failure by the Company to obtain an assumption of this Agreement by a successor corporation as required under Section 11(a) hereof.

         In no event shall the Executive be considered to have terminated his employment for "Good Reason" unless and until (i) the Company receives written notice from the Executive identifying in reasonable detail the acts or omissions constituting such "Good Reason" and the provision of this Agreement relied upon by the Executive for such termination, and (ii) such acts or omissions are not cured by the Company within 30 days of the Company's receipt of such notice.

                  (d) Resignation other than for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder at any time for any reason, including for any reason that does not constitute Good Reason by giving the Company 30-days advance written notice of such termination.

                 (e) Disability. The Company may terminate the Agreement Term and the Executive's employment hereunder upon the Executive's Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of nine full months during any 18-month period. The Executive's employment shall terminate in such case on the last day of the applicable period following written notice by the Company of the election to terminate the Executive's employment due to the Executive's Disability. Notwithstanding the foregoing, in no event shall the Executive be terminated by reason of Disability unless the Executive is eligible to begin receiving long-term disability benefits from a Company-sponsored long-term disability plan.

                  (f) Death. The Agreement Term and the Executive's employment hereunder shall terminate upon his death.

                  6. Compensation Upon Termination of Employment

                  Notwithstanding any provision of this Agreement to the contrary, in the event the Agreement Term and the Executive's employment by the Company is terminated, the Executive shall be entitled to the compensation and severance benefits set forth below:

                  (a) Resignation for Good Reason; Termination without Cause. In the event the Agreement Term and the Executive's employment hereunder is terminated by the Executive for Good Reason or by the Company for any reason other than for Cause, Disability or death, the Company shall pay to the Executive and provide him with the following:

                  (i) Severance Payment. The Company shall continue to pay the Executive, his then current Base Salary, in accordance with the Company's general payroll practice, for the greater of (a) the two years following such termination or (b) the remainder of the then current term of this Agreement. In addition, during such period the Executive shall be entitled to receive annual payments, at the time and in a manner consistent with the Company's payment of annual bonuses, of an amount equal to the Executive's then-current Annual Bonus percentage under Section 4(b) hereof, multiplied by his then-current Base Salary if and only if such bonus would have been earned under the plan in place immediately prior to the Executive's termination.

                  (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within 10 days of the date of termination, equal to the sum of(A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid Annual Bonus for any completed calendar year, and (C) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's compensation or benefit plans, programs or awards (together with the lump-sum payment, the "Accrued Rights").

                  (iii) Bonus Rights. The Company shall pay the Executive, within 10 days of the date of termination, a lump-sum cash amount equal to a pro rata portion of the Annual Bonus for any partial calendar year of service through the date of termination (the "Bonus Rights").

                  (iv) Continued Benefits. Subject to Section 8 hereof, for a two-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the medical, dental, disability and life insurance coverages ("Welfare Benefits") that were provided to the Executive immediately prior to termination of employment.

                  (v) Stock Options. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (i) 100% of the options to purchase Common Stock which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (ii) the period during which options shall remain exercisable shall be extended until the second anniversary of the date of termination. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.

                  (vi) Life and Disability Insurance. The Company shall fully fund the life insurance and disability policies described in Section 4(d) hereof.

                  (vii) Car Allowance. Until the second anniversary of the date of termination, the Company shall continue to provide the Executive with the automobile allowance described in Section 4(e)(v) hereof.

                  (b) Resignation without Good Reason; Termination for Cause. In the event the Executive voluntarily terminates the Agreement Term and his employment hereunder other than for Good Reason, or in the event the Agreement Term and the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive all Accrued Rights and Bonus Rights and the Executive shall retain any rights that he has pursuant to any stock option agreement with the Company in accordance with the terms thereof.

                  (c) Disability; Death. In the event the Agreement Term and the Executive's employment hereunder is terminated by reason of the Executive's Disability or death, the Company shall pay the Executive (or his legal representative) and provide him with the following:

                  (i) Severance Payment. The Company shall continue to pay the Executive, his then current Base Salary, in accordance with the Company's general payroll practices, for the one year period following the date of such termination. In addition, during such one year period the Executive shall be entitled to receive one payment, at the time and in a manner consistent with the Company's payment of annual bonuses, of an amount equal to the Executive's then-current Annual Bonus percentage under Section 4(b) hereof, multiplied by his then current Base Salary if and only if such bonus would have been earned under the plan in place immediately prior to the Executive's termination.

                  (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within 10 days of the date of termination, equal to the Accrued Rights.

                  (iii) Bonus Rights. The Company shall pay the Executive, within 10 days of the date of termination, a lump-sum cash amount equal to the Bonus Rights.

                  (iv) Continued Benefits. Subject to Section 9 hereof, for a one-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the Welfare Benefits that were provided to the Executive immediately prior to termination of employment.

                  (v) Stock Options. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (A) all options to purchase Common Stock which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (B) the period during which such options shall be exercisable shall be extended until the first anniversary of the date of termination. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.

                  7. Indemnification

                  The Company agrees to provide to the Executive all rights of indemnification and all director's and officer's insurance coverage to the fullest extent permitted by law and by its Certificate of Incorporation and By-laws.

                  8. No Mitigation or Offset

                  The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 6 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment; provided, however, to the extent that the Executive becomes eligible to receive welfare benefits pursuant to employee benefit plans of a new employer that are comparable to the Welfare Benefits that the Company is obligated to provide to the Executive pursuant to Section 6(a)(iv), the Company's obligation to provide such Welfare Benefits shall cease. The Company's obligations to the Executive under this Agreement, including, without limitation, any obligation to provide severance benefits, shall not be subject to set-off or counterclaim in respect of any debts or liabilities of the Executive to the Company.

                  9. Tax Withholding; Method of Payment

                  All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions for income, employment, excise and other taxes. Any lump-sum payments provided for in Section 6 hereof shall be made in a cash payment, net of any required tax withholding, no later than 10 business days following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely manner shall bear interest at an interest rate equal to 120% of the monthly compounded applicable federal rate as in effect under Section 1274(d) of the Code.

                  10. Restrictive Covenants

                  (a) Confidential Information. During the Agreement Term and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential or proprietary nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

                  (b) Noncompetition. The Executive acknowledges that (i) the Company is currently engaged in the business of providing high quality, low-cost telephone calls over the Internet ("Internet Telephony"), (ii) his work for the company will give him access to trade secrets of and confidential information concerning the Company, and (iii) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that during the Restricted Period (defined below), the Executive shall not, without the prior written consent of the Company, (1) engage or participate in the business of developing, managing or operating any Internet Telephony business (a "Competitive Business") on his own behalf or on behalf of any person or entity, and the Executive shall not acquire a financial interest in any Competitive Business (except for publicly traded equity interests that do not exceed five percent (5%) of such class of equity) or (2) directly or indirectly solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or any of its affiliates. For purposes hereof, the "Restricted Period" shall be the Agreement Term as may be terminated pursuant to Section 6 hereof) and, except in the event of a termination described in Section 6(a) hereof, the 12-month period following any termination of the Executive's employment hereunder.

                  (c) Enforcement. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and could be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of Section 10 of this Agreement The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 10, and to specific performance of each of the terms of this Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 10, raise the defense that the Company has an adequate remedy at law.

                  11. Successors and Assigns

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and any person or other entity that succeeds to all or substantially all of the business, assets or property of the Company. To the extent not otherwise provided by application of law, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, transfer or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform the obligations of the Company under this Agreement in the same manner and to the same extent that the Company is required to perform hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 11(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Except as provided by the foregoing provisions of this Section 11(a), this Agreement shall not be assignable by the Company without the prior written consent of the Executive. In the event that this Agreement is assigned to any person or entity as may be permitted hereunder, the Company shall be secondarily liable in the event that any such person or entity shall fail to satisfy its obligations under Section 4, 6 or 7 hereof.

                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to the Executive hereunder, or prior to the payment contemplated by Section 4(c)(i)(c) all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there is no such designated beneficiary, to the legal representatives of the Executive's estate. This Agreement is personal in nature and the obligations of the Executive hereunder are not be assignable to any person.

                  12. Entire Agreement/Amendment

                  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the parties hereto.

                  13. Severability/No Waiver

                  (a) In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or uneriforceability shall not affect the validity or enforceability of any other provision of this Agreement.

                  (b) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  14. Notices

                  All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:

                                 Bruce Shoulson
                                 [Address]


and shall be sent in the manner described above to the Office of the President of the Company at the Company's principal executives offices at:

                                 Net2Phone, Inc.
                                 520 Broad Street
                                 Newark, New Jersey 07102


and shall be deemed given when dispatched, provided that any notice required under Section 5 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

                  15. Governing Law

                  This Agreement shall be governed by and enforceable in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

                  16. Arbitration

                  Except for any action brought under Section 10 which may be brought by the Company directly in any court of competent jurisdiction, any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Newark, New Jersey in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                  17. Legal Fees and Expenses

                  The Company shall pay the legal fees and expenses incurred by the Executive in connection with, the negotiation of this Agreement. To provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and any court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof regardless of which party, if any, prevails in the contest.

                  18. Counterparts

                  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

                                          EXECUTIVE




                                          /s/ Bruce Shoulson
                                          -------------------------------------
                                          Bruce Shoulson


                                          NET2PHONE, INC.


                                          By: /s/ Stephen M. Greenberg
                                              ---------------------------------
                                              Name:  Stephen M. Greenberg
                                              Title: Office of the President